Exhibit 3.1

Articles of Incorporation for GLOBAL SMARTCARDS INC.

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1.	The name of the corporation is GLOBAL SMARTCARDS INC.

2.

Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.	The nature of the business is to engage in any lawful activity.

4.	The capital stock shall consist of:

25,000,000 shares of common stock, $0.001 par value.

5.

The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of ONE director(s) and the names and addresses are as follows:

(1) GEORGIOS POLYHRONOPOULOS, 38820 N. 25TH AVENUE, PHOENIX, AZ 85027

(2)

(3)

6.	This corporation shall have perpetual existence.

7.	This corporation shall have a President, Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

8.	The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

9.

The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.

10.

No Director or Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORATOR:
(Signature of intcorporator must be notarized)

FOR

GLOBAL SMARTCARDS INC.

I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 16TH day of February, 1999

Signature
Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NV 89104

State of Nevada	)
)SS
County of Clark	)

On the 16th day of FEBRUARY, 1999, personally known to me to be the person whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.

Signature

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GLOBAL SMARTCARDS INC.

          I, the undersigned President and Secretary of Global Smartcards Inc., do hereby certify:

          That the sole Director of said corporation, pursuant to a Consent to Action in Lieu of a Special Meeting dated the 11th day of March 2003, adopted a resolution to amend the original articles as follows:

          Article 1 is hereby amended to read as follows:

1.	The name of the corporation is Global Energy Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,600,000; that the said change and amendment have been consented to and approved, effective April 28, 2003, by a written consent executed by stockholders dated March 24, 2003, holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Nick DeMare, President and Secretary

Certificate of Amendment of the Articles of Incorporation
of Global Smartcards Inc.

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GLOBAL ENERGY INC.

2. The articles have been amended as follows (provide article numbers, if available):

4. The capital stock shall consist of:

250,000,000 shares of common stock, $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 53.79%

4. Effective date of filing (optional):	(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:

GLOBAL ENERGY INC.

2. The articles have been amended as follows: (provide article numbers, if available)

4. The capital stock shall consist of:

750,000,000 shares of common stock, $0.001 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.91%

4. Effective date of filing: (optional)	(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	(ILLEGIBLE)